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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF DREYER'S GRAND ICE CREAM, INC.

                                 NAME                                         JURISDICTION
-----------------------------------------------------------------------  ----------------------
Edy's Grand Ice Cream                                                    California
*Edy's of Illinois, Inc.                                                 Illinois
Dreyer's International, Inc.                                             U.S. Virgin Islands
Grand Soft Capital Company                                               California
Grand Soft Equipment Company                                             Kentucky
(formerly Polar Express Systems International, Inc.)
Portofino Company                                                        California
M-K-D Distributors, Inc.                                                 Texas
**Snelgrove Ice Cream, Inc.                                              Utah

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 * Subsidiary of Edy's Grand Ice Cream

** Subsidiary of M-K-D Distributors, Inc.